Exhibit 99.1
Holly Energy Partners Declares Distribution
Increases quarterly distribution from $0.735 to $0.745 per unit
DALLAS, TX, July 25, 2008 — Holly Energy Partners, L.P. (NYSE:HEP) today announced the declaration of its cash distribution for the second quarter of 2008 of $0.745 per unit. For the prior quarter, $0.735 was distributed to unit holders. Holly Energy has increased its distribution to unitholders every quarter since becoming a public partnership in July 2004. The distribution will be paid August 15, 2008 to unitholders of record on August 5, 2008.
Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides transportation and terminal services to the petroleum industry, including Holly Corporation subsidiaries. The Partnership owns and operates crude and product pipelines and terminals located in Texas, New Mexico, Oklahoma, Arizona, Washington, Idaho and Utah. In addition, the Partnership owns a 70% interest in Rio Grande Pipeline Company, a transporter of LPGs from West Texas to Northern Mexico.
FOR FURTHER INFORMATION, Contact:
Bruce Shaw, Senior Vice President & Chief Financial Officer
M. Neale Hickerson, Vice President, Investor Relations
Holly Energy Partners
214/871-3555